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                                                                     Exhibit 5.1

               [Baker, Donelson, Bearman & Caldwell Letterhead]



                                 June 4, 1998



Board of Directors
Master Graphics, Inc.
6075 Poplar Avenue, Suite 401
Memphis, Tennessee 38119

Gentlemen:

     We have acted as counsel to Master Graphics, Inc., a Tennessee corporation (the "Company"), in connection with the preparation and filing of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission relating to the proposed public offering and sale by the Company of 3,400,000 shares (3,940,000 shares if the underwriters over-allotment option is exercised in full) of the Company's common stock, $.001 par value per share (the "Company Shares") and by the Selling Shareholder of 200,000 shares of the Company's common stock, $.001 par value per share (the "Selling Shareholder Shares," and together with the Company Shares, the "Shares") as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     In delivering this opinion, we have examined such documents as we have deemed necessary, including copies of the following documents:

     1. an executed copy of the Registration Statement and all amendments thereto;

     2. the Charter, as amended, certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

     3. the Amended and Restated Bylaws of the Company, certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect;

     4. the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Common Stock; and

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     5.   a form of underwriting agreement (the "Underwriting Agreement") to be executed between the Company and the underwriters to be named therein.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the States of Tennessee and Mississippi and the District of Columbia and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws of those jurisdictions and of the United States.

     Based upon and limited by the foregoing, and subject to the following qualifications and limitations, we are of the opinion that, as of the date hereof:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee; and

     2. The Company Shares are duly authorized, and (subject to the Registration Statement becoming effective and any applicable Blue Sky laws being complied with) upon the issuance and delivery thereof in accordance with the terms of the Underwriting Agreement and as set forth in the Registration Statement, against receipt by the Company of the purchase price thereof, the Company Shares will be legally issued, fully paid, and non assessable.

     3. The Selling Shareholder Shares are legally issued, fully paid and nonassessable.

     Our opinion is subject to the following qualifications and limitations:

          (a) The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

          (b) The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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  We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Very truly yours,

                                          Baker, Donelson, Bearman & Caldwell
                                          a professional corporation


                                          By: /s/ John A. Good
                                             ---------------------------------
                                              John A. Good